SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2004

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

1-13165	59-2417093
(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard N.W., Kennesaw, Georgia 30144
(Address of principal executive offices, including zip code)

(770) 419-3355
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 7, 2004, CryoLife issued a press release announcing its revenues for 2003 and an expected increase in revenues for 2004. CryoLife hereby incorporates by reference herein the information set forth in its Press Release dated January 7, 2004, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Releases. For further information on other risk factors, please refer to CryoLife#146;s Form 10-K/A for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, and CryoLife#146;s subsequent filings with the Securities and Exchange Commission. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: January 7, 2004	By: /s/ D.A. Lee
Name: D. Ashley Lee Title: Vice President, Chief Financial Officer and Treasurer

1706123

EXHIBIT INDEX

Exhibit Number	Description	Page

99.1	Press Release dated January 7, 2004	5